Exhibit 99.1

Encore Announces Portfolio Purchases and Revised Credit Terms

San Diego – (Business Wire) – December 6, 2004 – Encore Capital Group, Inc. (Nasdaq: ECPG), a leading accounts receivable management firm, today reported that it invested $44.8 million during October and November in portfolio purchases with an average price of 3.8% of face value. Included in this were two large purchases totaling $34.3 million with an average price of 3.8%. This brings the year to date cost of total spending on portfolio purchases through November 2004 to $102.0 million — a 14.7% increase when compared to the $88.9 million of portfolios purchased during all of 2003.

Several of these portfolios were financed under an amendment to the Company’s longstanding Secured Financing Facility. Previously under this facility, the Company shared the profits of the receivables financed with the lender without a limit on the effective interest rate paid. Under this arrangement, the Company incurred an effective interest rate of 118.4% and 58.3% for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively. The newly amended agreement caps the total amount owed the lender for most portfolios financed under this facility between October 15, 2004 and the facility’s termination date, December 31, 2004. This modification has allowed the Company to purchase portfolios at a lower multiple of gross collections to purchase cost, thus somewhat mitigating the increasing prices found in the recent purchase market.

Carl C. Gregory, III, the Company’s Chief Executive Officer, stated, “Over the past 12 months prices have risen steadily, making it increasingly difficult to purchase portfolios on attractive terms. Although the purchases we’ve made this quarter are at higher prices, and consequently lower collection multiples, than we would have paid for similar portfolios a year ago, we’re pleased we were able to identify, negotiate and close on several high quality portfolios which meet our needs at this time. While we will benefit from the amended credit agreement terms, the positive earnings impact will be offset by the lower revenue recognition rates resulting from the lower collections multiples on portfolios purchased in this market environment.”

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is an accounts receivable management firm that specializes in purchasing charged-off and defaulted consumer debt. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates,” “will” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of cash collections, revenues, income or loss; estimates of capital expenditures; plans for future operations, products or services; our assessment of current market conditions for purchases of receivable portfolios; and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities, particularly in challenging market conditions that drive down margins on new portfolios and may cause us to reduce the volume of purchases we make in a given period when higher prices prevail; the availability and cost of financing; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; the costs associated with, and the potential inability of the Company to comply with the internal control requirements of the Sarbanes-Oxley Act as well as risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2003.

Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:
Encore Capital Group, Inc. (Shareholders/Analysts)
Carl C. Gregory, III, 858-309-6961
carl.gregory@encorecapitalgroup.com
or
Financial Relations Board (Press)
Tony Rossi, 310-854-8317 (Investor Relations)
trossi@financialrelationsboard.com

SOURCE: Encore Capital Group, Inc.

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